EXHIBIT 5.1

August 10, 2026

Agassi Sports Entertainment Corp.

1120 N. Town Center Dr #160

Las Vegas, Nevada 89144

Re:	Form S-1 Resale Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Agassi Sports Entertainment Corp., a Nevada corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission”), by the Company, of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling shareholder identified in the prospectus constituting a part of the Registration Statement of up to 13,981,982 shares of common stock, par value $0.001 per share (“Common Stock”), including up to (a) 10,694,606 outstanding shares of Common Stock (the “Outstanding Shares”); and (b) 3,287,376 shares of Common Stock issuable upon exercise of certain warrants to purchase shares of common stock of the Company held by certain of the selling shareholders (the “Warrants”, and such shares of Common Stock issuable upon exercise thereof, the “Warrant Shares”), issuable to the selling shareholders named in the Registration Statement and as described in greater detail in the Registration Statement to which this opinion has been filed as an exhibit. As used herein, the Outstanding Shares and the Warrants Shares are defined collectively, as the “Shares”. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Articles of Incorporation, as amended and restated to date, (ii) the Company’s Bylaws, as amended, (iii) the Registration Statement and the exhibits thereto, (iv) certain resolutions adopted by the Board of Directors of the Company, (v) the warrant agreements evidencing the Warrants (collectively, the “Warrant Agreements”); (vi) the minutes, consents and applicable agreements relating to the sale, issuance and grant, of the Warrants and the Outstanding Shares; and (vii) such other certificates, instruments, agreements, and documents as we have considered necessary for purposes of this opinion letter. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement and, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; and (4) in connection with each issuance of any Warrant Shares, the Company will duly execute and deliver a stock certificate evidencing the Warrant Shares or, with respect to any Warrant Shares issued on an uncertificated basis, the Company will comply with applicable laws regarding the documentation of uncertificated securities.

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company and/or antidilution adjustments to outstanding securities of the Company may cause the number of shares issuable upon exercise of the Warrants for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed that the exercise prices of the Warrants will not be adjusted to an amount below the par value per share of the shares of Common Stock.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations, and exceptions set forth stated herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that (a) the Outstanding Shares are validly issued, fully paid and non-assessable; and (b) the Warrant Shares have been duly authorized, and when issued upon exercise of the Warrants, in accordance and pursuant to the terms and conditions of the Warrant Agreements (including, without limitation, the payment of the exercise price for the Warrant Shares), the Warrant Shares will be validly issued, fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated above with respect to the Shares.

We express no opinion as to the laws of any state or jurisdiction other than the State of Nevada and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Nevada law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. The references and limitations to the laws of the “State of Nevada” include all applicable Nevada statutory provisions of law and reported judicial decisions interpreting these laws.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ The Loev Law Firm, PC